As filed with the Securities and Exchange Commission on April 18, 2008

Registration No. 333-148219

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WILLIAM PENN BANCORP, INC.

(Exact name of registrant as specified in its charter)

United States	6035	37-1562563
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8150 Route 13, Levittown, Pennsylvania 19057

(215) 945-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles Corcoran, President

8150 Route 13, Levittown, Pennsylvania 19057

(215) 945-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

John J. Spidi, Esq. James C. Stewart, Esq. Malizia Spidi & Fisch, PC 901 New York Avenue, N.W., Suite 210 East Washington, DC 20001 Tel: (202) 434-4660 Fax: (202) 434-4661	Edward G. Olifer, Esq. Muldoon Murphy & Aguggia LLP 5101 Wisconsin Avenue, N.W., Suite 500 Washington, D.C. 20016 Tel: (202) 362-0840 Fax: (202) 966-9409

Not applicable

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

In accordance with the undertaking set forth in its Registration Statement on Form S-1 (File No. 333-148214), declared effective by the Commission on February 11, 2008 (the “Registration Statement”), the Registrant is filing this Post-Effective Amendment No. 1 to remove from registration 891,445 shares of its common stock, $.10 par value (the “Common Stock”), that were not issued in the offering covered thereby.

As initially filed on December 20, 2007, a total of 1,983,750 shares of the Common Stock were registered for issuance in connection with the mutual holding company reorganization of William Penn Bank, FSB (the “Reorganization”). The Reorganization was completed on April 15, 2008 and the Registrant issued a total of 1,092,305 shares of the Common Stock (including 87,384 shares purchased by the Registrant’s employee stock ownership plan and 67,022 shares issued to the William Penn Bank Community Foundation). Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 to remove from registration 891,445 shares of the Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Levittown, Pennsylvania, on April 18, 2008.

WILLIAM PENN BANCORP, INC.
/s/ Charles Corcoran
	By:	Charles Corcoran President (Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated on April 18, 2008:
/s/ Charles Corcoran		/s/ Terry L. Sager *
Charles Corcoran President and Director (Principal Executive and Financial Officer)		Terry L. Sager Secretary (Principal Accounting Officer)
/s/ William J. Feeney*		/s/ Craig Burton*
William J. Feeney Chairman of the Board of Directors		Craig Burton Director
/s/ Glenn Davis*		/s/ William F. Heefner*
Glenn Davis Director		William F. Heefner Director
/s/ William B.K. Parry, Jr.*
William B.K. Parry, Jr. Director

* By:	/s/ Charles Corcoran
Charles Corcoran Attorney-in-Fact